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Exhibit 23.1

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

        As independent public accountants, we hereby consent to the incorporation of our report included in this annual report on Form 11-K for Chart House Enterprises, Inc. Corporate Employees 401(k) Plan into Chart House Enterprises Inc.'s previously filed Registration Statement File No. 33-34947 for the Plan.

/s/ Arthur Andersen LLP

Arthur Andersen LLP

Chicago, Illinois May 31, 2002

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CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS